[ARTICLE]
[LEGEND] EXHIBIT 10.18.5 TO 1994 10-K





October 7, 1994


Mrs. Theresa N. Ashkar
Carlos Salman Management
1405 S.W. 107 Avenue
Suite 301B
Miami, FL  33174

Dear Mrs. Ashkar:

This letter will confirm the agreement we have reached with respect to the premises located at 2975 Coral Way, Miami, Florida 33145 (the "Premises") and the Lease Agreement dated January 1, 1984, as amended and extended (the "Center Lease") between Liberty and MMDLP and landlord (as those terms are hereinafter defined) related to the Premises. As used in this letter, the words "we", "our", and "us" refers to Liberty Equipment Investors L.P.-1984, a limited partnership organized under the laws of the State of Delaware ("Liberty") and Mid-Miami Diagnostics, L.P., a limited partnership organized under the laws of the State of Delaware ("MMDLP") and the words "you" and "your" refers to Fuad
S. Ashkar, Theresa N. Ashkar, Carlos Salman, and Gudelia Salman as landlord of the Premises ("Landlord"). As used herein, the term "Personal Property" means all of the equipment, personal property and fixtures located on the Premises. This letter supersedes all of our previous discussions concerning the subject matter hereof and represents our entire agreement with respect thereto.

Except as otherwise provided herein, we acknowledge that you have a Landlord's lien and security interest in all of the MMDLP property now placed in or upon the premises, and that such property is subject to the lien and security interest of Landlord for the payment of all rent and other sums agreed to be paid under the Center Lease.

We and you agree that, in consideration of your valid Landlord's lien and your agreement to release Liberty and MMDLP and the Liberty/MMDLP Affiliated (as hereinafter defined), and in acknowledgment that MMDLP is in default of the lease agreement, we hereby transfer all of our right, title and interest in and to the Personal Property located on the Premises in full settlement, release and discharge of any and all claims that you have or may have against Liberty or MMDLP or any shareholder, partnership or affiliate of either, or any directors, officers, shareholders, representatives, affiliates, partners or agents of any of the foregoing (collectively, the "Liberty/MMDLP Affiliates") in connection with MMDLP's occupation of the Premises including, without limitation, any claims that you may have against Liberty, MMDLP, or any Liberty/MMDLP Affiliate arising under or in any way connected with the Center Lease. You understand and acknowledge that, except as otherwise provided herein, the above-described Personal Property is being transferred "as is" and "where is" and that we are not making any warranties or representations whatsoever with respect to the Personal Property, provided, however, that we represent, warrant, covenant and agree that we own the Personal Property free and clear of all liens, material leases or security interests of other parties or entities. We agree to indemnify you and hold you harmless from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys' fees) should this warranty and representation not be correct. It is understood and agreed that your Landlord's lien will not merge in title with the Personal Property but will be continuing and survive the execution of this Agreement.

This will also confirm that you accept the above-described Personal Property on the terms and conditions set forth and that your acceptance of the above-described Personal Property, except as otherwise provided herein, is in full settlement, release and discharge of any and all claims, liabilities and obligations of Liberty and MMDLP and/or any Liberty/MMDLP Affiliate under the Center Lease, whether as "Tenant" or otherwise, including, without limitation, any obligation to pay rent under the Center Lease or to restore the premises.

This Agreement may be executed in any number of counterparts which together shall be but one and the same document. As soon as this document is executed by all of the parties hereto, it shall automatically become effective and the transfer of title to the equipment and the release referred to above shall thereupon become effective without further action by any party hereto.

Attached hereto as Composite Exhibit "A:, are the following, each duly executed and dated, in form and substance reasonably satisfactory to you:

(1) Resolutions. Certified copies of resolutions of our Board of Directors and/or General Partners as appropriate, authorizing the execution, delivery and performance of this Agreement, and nay other documents provided for in this Agreement otherwise necessary for the performance of this Agreement.

(2) A letter from Liberty confirming that Liberty owns a Siemens MRI System, a Siemens CT Scanner, a Siemens R/F System, and a Diasonics Peripheral Vascular System and that, to the extent such equipment is located on the Premises, Liberty is transferring title to the Landlord.

In consideration of the foregoing, we hereby release and discharge you from any and all claims that we have or may have against you in connection with the Center Lease and your ownership of the Premises.

Each of the parties hereto agree to take any additional actions, including the execution and delivery of any additional documents necessary or desirable in the reasonable opinion of another party hereto, to effectuate the provisions and spirit of this Agreement.

Each of the parties hereto expressly represents and warrants to the other that there are no other understandings or agreements relating to the matters and things set forth herein other than those expressly set forth herein. Each of the parties or persons executing this letter agreement also expressly represents and warrants to the other parties to this letter agreement that he or she is authorized and empowered to execute this letter agreement.

                              Liberty Equipment Investors, LP-1984
Witnesses:

                              By:  Whitehall Partners, Inc.
                                   its General Partner

                              By:    /s/ Michael Giobbe

                              Title: Vice President


                              MID-MIAMI DIAGNOSTICS, L.P.

                              By:  Mid-Miami Diagnostics, Inc.
                                   its General Partner

                              By:    /s/ Michael Giobbe

                              Title: Vice President

                              Consented and Agreed to:

Witnesses:                    Fuad S. Ashkar, Theresa N. Ashkar,
                              Carlos Salman, and Gudelia Salman in
                              their capacity as Landlord
                              of the Premises


                              FUAD S. ASHKAR




                              THERESA N. ASHKAR




                              CARLOS SALMAN




                              GUDELIA SALMAN